Exhibit 3.2

BYLAWS

OF

BGS ACQUISITION SUBSIDIARY, INC.

(a Delaware corporation)

Adopted on June 26, 2013

BYLAWS
OF
BGS ACQUISITION SUBSIDIARY, INC.

ARTICLE I
OFFICES

Section 1.1      Offices.  The registered office of BGS Acquisition Subsidiary, Inc. (hereinafter the “Corporation”) shall be in the State of Delaware.  The Corporation may have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (hereinafter, the “Board of Directors”) may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1      Annual Meeting. The annual meeting of stockholders shall be held on such date, at such time and at such place (if any), either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors by resolution and stated in the notice of the meeting.  At such annual meeting, the stockholders shall elect all of the directors to serve as members of the Board of Directors, and shall transact such other business as may properly be brought before the meeting.  In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.2      Special Meetings. Special meetings of stockholders shall be held on such date, at such time and at such place (if any), either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors by resolution and stated in the notice of the meeting.  Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (hereinafter, the “Certificate of Incorporation”), may be called by the Chairman of the Board, if any, or the President and shall be called by the President or Secretary at the request in writing of a majority of the members of the Board of Directors, or at the request in writing of the stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the particular meeting.  Any such request shall state the purpose or purposes of the proposed meeting.  In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 2.3      Notice of Meetings and Record Date.

(a)        The Corporation shall give notice of any annual or special meeting of stockholders.  Notices of meetings of the stockholders shall state the place, if any, date and time thereof, and the means of remote communication, if any, by which each stockholder and proxyholder may be deemed to be present in person and vote at such meeting.  In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.  No business other than that specified in the notice thereof shall be transacted at any special meeting.  Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to vote at such meeting not less than 10 calendar days nor more than 60 calendar days prior to the meeting.

(b)         Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission.  If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail.  Notice given by electronic transmission pursuant to this subsection shall be deemed given:  (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)        Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within 60 calendar days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

(d)         Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held.  If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(e)         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 75 or fewer than 10 calendar days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 2.4      Advance Notice of Stockholder Nominations and Proposals

(a)        Timely Notice.  At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be:  (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4.  In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.  For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.4(a) or Section 2.4(c) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors.  For purposes of this Section 2.4, “Public Disclosure” is a disclosure made in a press release reported by the Dow Jones News Services, the Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation:  (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of or after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of Public Disclosure of the date of such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)         Stockholder Nominations.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder's notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder:  (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c)        Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.4(b)(vi) above.

(d)         Proxy Rules. The foregoing notice requirements of Section 2.4(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)        Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.4.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder's notice required by this Section 2.4 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)         Effect of Noncompliance.  Notwithstanding anything in these Bylaws to the contrary:  (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.4, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.4 does not provide the information required under this Section 2.4 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  The requirements of this Section 2.4 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of the Section 2.4 are included to provide the Corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

Section 2.5      Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present (or, if there is none), by the President, or, if the President is not present, by a Vice President, or, if no Vice President is present (or, if there is none), by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy.  The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if the Assistant Secretary is not present (or, if there is none), such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

Section 2.6      Quorum; Adjournments. The holders of a majority of the aggregate voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented.  Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 calendar days after the date of the original meeting.  At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 2.7      Voting; Proxies.

(a)         At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock having voting power and registered in such stockholder’s name on the books of the Corporation.

(b)         Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.

(c)         All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by the vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and voting on such other matters.

Section 2.8       Remote Communication.  For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)         participate in a meeting of stockholders; and

(b)         be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.9       Inspectors at Meetings of Stockholders.   The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.10    Written Consent of Stockholders Without a Meeting. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted.  A telegram, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, facsimile or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, facsimile or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, facsimile or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, facsimile or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1      General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things that are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders or any class or classes or series thereof.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 hereof, and each director elected shall hold office until such director’s successor is elected and shall qualify.  Directors need not be stockholders.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if one has been designated by the Board of Directors, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by a presiding person chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the presiding person at the meeting may appoint any person to act as secretary of the meeting.  The Chairman of the Board shall serve for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.2      Vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, if any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.  Each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and shall qualify.  If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

Section 3.3       Removal; Resignation.

(a)         Removal.  Except as otherwise provided by law or the Certificate of Incorporation, any director, directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors.

(b)         Resignation.  Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.  Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer.  It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 3.4      Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event that in any year directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year after receipt of such written consent by the Corporation, for the purpose of electing officers and considering such other business as the Board of Directors considers relevant to the management of the Corporation.

Section 3.5      Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled.  In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 3.7 of this Article III, at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board or the Chief Executive Officer.

Section 3.6      Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board or the Chief Executive Officer at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 3.7 of this Article III.  Special meetings shall be called by the Secretary on like notice at the written request of a majority of the directors then in office.

Section 3.7       Notice; Waiver of Notice.

(a)         Notice.  Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice.  If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each director.  If written notice is delivered by mail or courier service, then it shall be given on not less than 3 calendar days’ notice to each director.  Notice of special meetings of the Board of Directors need not state the purpose thereof, except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws.  Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law, the Certificate of Incorporation or these Bylaws.

(b)         Waiver of Notice.  Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting.  If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

Section 3.8     Quorum; Adjournments. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole board or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control.  In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 3.9      Committees.  The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate one or more committees, each committee to consist of one or more directors, with such lawfully delegable powers and duties as it thereby confers (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended (hereinafter, the “DGCL”) to be submitted to stockholders for approval, or (ii) adopting, amending, or repealing any Bylaw of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 3.10    Committee Procedure.

(a) Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors.  Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.7 of this Article III with respect to notices of meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof.  Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 3.11   Compensation. Directors may be paid such compensation for their services as a member of the Board of Directors, and may be reimbursed for any reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof, as may be determined from time to time by the Board of Directors.  Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving compensation for, and reimbursement for reasonable expenses incurred with respect to, any such other services.

Section 3.12   Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission(s) must either set forth or be submitted with information from which it can be determined that the electronic transmission(s) were authorized by the director.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.13    Meetings by Telephone or Similar Communications. Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

Section 4.1      Designations. The officers of the Corporation shall be chosen by the Board of Directors.  The Board of Directors may choose a Chief Executive Officer, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate.  All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.  None of the officers of the Corporation needs to be a director of the Corporation.  Any two or more offices may be held by the same person to the extent permitted by the DGCL and other applicable law, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 4.2      Term of Office; Removal. The Board of Directors, at its annual meeting after each annual meeting of stockholders, shall elect a President, a Secretary and a Treasurer.  The Board of Directors may also elect a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate.  Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, except as may otherwise be expressly provided in a contract of employment duly authorized by the Board of Directors.  Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office.  Such removal shall not prejudice the contract rights, if any, of the person so removed.  Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.3      Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Section 4.4     The Chief Executive Officer. The Chief Executive Officer shall have general management, direction and control of the business and affairs of the Corporation, subject to the direction of the Board of Directors.  The Chief Executive Officer shall preside, if no Chairman of the Board shall be designated, at all meetings of the Board of Directors.  Unless otherwise directed by the Board of Directors from time to time, the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.5      The President.  The President shall be the chief operating officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors.  If no Chief Executive Officer shall be designated and then be serving, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

Section 4.6      The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability, perform the duties and exercise the powers of the President and shall generally assist the Chief Executive Officer and the President and perform such other duties and have such other powers as may from time to time be assigned by the Chief Executive Officer or the Board of Directors.

Section 4.7      The Secretary. The Secretary shall attend meetings of the Board of Directors and of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the committees, if requested by the Board of Directors or any such committee.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall act.  The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or of an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature.

Section 4.8       The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his or her disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 4.9      The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 4.10    The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his or her disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1      Indemnification.  Directors and officers, and former directors and officers, shall be indemnified by the Corporation in accordance with the Certificate of Incorporation.

ARTICLE VI
AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 6.1      Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 6.2      Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE VII
STOCK CERTIFICATES

Section 7.1       Form; Signatures.

(a) Shares of any or all of the Corporation’s classes or series of capital stock may be evidenced by certificates for shares of stock, in such form as the Board of Directors may from time to time prescribe, or may be issued in uncertificated form.  The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.  Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  The Corporation shall issue to any holder who so requests a share certificate representing shares registered in the holder’s name, signed by the Chairman of the Board or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by such stockholder, and bearing the seal of the Corporation.  Such signatures and seal may be facsimiles.  In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

(b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

Section 7.2      Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract.  Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 7.3       Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 7.4       Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock.  The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire.  Such written notice shall specify the alternate name or address to be used.

Section 7.5      Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1      Books and Records.

(a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the DGCL.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name.  Nothing contained in this subsection (b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 calendar days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c) Except to the extent otherwise required by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof.  The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

Section 8.2      Voting Shares in Other Business Entities.  The Chief Executive Officer or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 8.3      Record Date for Distributions and Other Actions.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date.  Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 calendar days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8.4      Fiscal Year.  The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 8.5      Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 8.6      Dividends.  Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 8.7      Gender/Number.  As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 8.8      Section Titles.  The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 8.9      Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.10   Amendment.  Except as otherwise noted herein, these Bylaws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 8.11   Conflict with Applicable Law or Certificate of Incorporation.  These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.